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                    U.S. SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 23, 1999



                       KAISER GROUP INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


   Delaware                   File No. 1-12248                    54-1437073
(State or other               (Commission File                 (IRS Employer
jurisdiction of                   Number)                 Identification No.)
incorporation)



                               9300 Lee Highway
                         Fairfax, Virginia  22031-1207
         (Address of principal executive offices, including zip code)


                                 703-934-3600
             (Registrant's telephone number, including area code)



                        ICF KAISER INTERNATIONAL, INC.
                  (Former name if changed since last report)
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Item 5.    Other events
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On December 23, 1999, ICF Kaiser International, Inc. (NYSE: ICF) announced that, at the close of business on December 27, it would change the name of its principal operating entity to Kaiser Engineers, Inc. This change reflects the sale earlier this year of the ICF Consulting Group. At the same time the name of the parent company changed to Kaiser Group International, Inc. The Company's ticker symbol on the New York Stock Exchange became "KSR" at the start of trading on the morning of December 28. The name change had no effect on existing projects or on the services the Company provides, and it will not require shareholders to exchange their existing stock certificates for new certificates bearing the new name.

Most of the amendments to the Company's certificate of incorporation approved at the Company's November 4, 1999 Annual Meeting of Shareholders also went into effect at the close of business on December 27 (see Exhibit A hereto). These include several amendments designed to enhance the ability of shareholders to exercise their voting rights. The reverse split of outstanding common shares that was approved at the Company's Annual Meeting will not take effect until the completion of the Company's proposed debt restructuring.

One of the conditions to completing the Company's proposed debt restructuring is obtaining a new senior credit facility acceptable to both the Company and the negotiating sub-committee of an unofficial noteholder committee that represents a majority of the Company's $125 million senior subordinated notes. Proposals received to date from potential lenders would not provide desired liquidity and other terms compatible with the Company's short-term operating prospects, which are currently below previously targeted levels. The Company will continue discussions with potential lenders and representatives of its noteholders concerning the means by which an acceptable credit facility might be obtained and a modified restructuring of its debt completed.

The proposed debt restructuring contemplates an exchange of the outstanding senior subordinated notes for other securities. Notes previously tendered in response to the asset sale offer/exchange offer elements of the proposed debt restructuring will remain on deposit while discussions continue with potential lenders and noteholder representatives.

The Company will use the 30-day grace period allowed under the relevant indentures regarding the interest payment due December 31, 1999 on the Company's senior and senior subordinated notes while it continues discussions with financing sources and representatives of its noteholders.

Exhibits:
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Exhibit  A - Amendment of Certificate of Incorporation

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                  KAISER GROUP INTERNATIONAL, INC.
                                  (Registrant)


                                    /s/ Timothy P. O'Connor
                                  ---------------------------
                                  Timothy P. O'Connor
                                  Senior Vice President and
                                  Chief Financial Officer

Date:  December 29, 1999

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